CONSENT OF EXPERT

October 12, 2023

VIA EDGAR

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Re: Fury Gold Mines Limited (the "Company")
Amendment No. 1 to Registration Statement on Form F-10 dated October 12, 2023 (the "Registration Statement")

I, Bryan Atkinson, P. Geo, Senior Vice-President, Exploration of the Company, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the "Technical Report"):

  Technical Report on the Committee Bay Project, Nunavut Territory, Canada, dated September 11, 2023,

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement.  This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Bryan Atkinson

Bryan Atkinson, P.Geo
Senior Vice-President, Exploration of the Company